Exhibit 107

Calculation of Filing Fee Table

F-3

(Form Type)

POLYPID LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)(2)	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)		Proposed Maximum Offering Price Per Unit(3)(4)	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	Rule 457(c)	6,742,624	(5)	$6.575	$44,332,753		$0.0001476	$6,543.51
Fees Previously Paid	-	-	-	-		-	-		-	-

	Total Offering Amounts					6.575	$44,332,753	$		$6,543.51
	Total Fees Previously Paid									$0.00
	Total Fee Offsets									$0.00
	Net Fee Due									$6,543.51

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, no par value, or Ordinary Shares, registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Includes (i) up to 3,143,693 Ordinary Shares held by the selling shareholders, (ii) up to 3,371,312 Ordinary Shares issuable upon the exercise of warrants held by the selling shareholders and (iii) up to 227,619 Ordinary Shares issuable upon the exercise of pre-funded warrants held by the selling shareholders, each issued pursuant to the private placement agreements dated January 4, 2024.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s Ordinary Shares as reported on the Nasdaq Capital Market on January 26, 2024.

(4)	The Registrant will not receive any proceeds from the sale of its Ordinary Shares by the selling shareholders.

(5)	All 6,742,624 Ordinary Shares are to be offered for resale by the selling shareholders named in the prospectus contained in this Registration Statement on Form F-3.